Exhibit 10.5

African Agriculture, Inc.

New York, NY September 13, 2021

ENGAGEMENT & ADVISORY AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into as of this day of September 13, 2021 (the “Effective Date”), by and between African Agriculture, Inc. (“AA”) located at 445 Park Avenue 9th Floor, NY, NY USA 10022 and Dr. Daniel H. Putnam located at 2224 Holman St., Woodland, CA 95776. In consideration of the covenants, representations and agreements set forth below, AA and Dr. Putnam hereby agree as follows:

1. Term of the Agreement.

The initial term of this Agreement (the “Term”) shall commence upon the Effective start date of September 1, 2021 and is subject to mutual renewal or non-renewal on 30 days written notice

2. Services to be performed

Dr. Putnam shall use reasonable efforts and resources to assist AA during the term of the contract:

Comparative alfalfa yield and production assessment of Les Fermes de La Teranga Alfalfa program in Saint Louis, Senegal, advice and assistance on development of an alfalfa and agricultural enterprise at the same location. Any extension or alteration to this scope of work or structure must be agreed between the parties in writing at the time of such extension or alteration.

3. Compensation.

i. As compensation for the Services to be provided by Dr. Putnam, AA shall pay Dr. Putnam per schedule below

a.	Monthly retainer $7,000/month
b.	On-site visit consulting fee to be determined

4. Expenses

All travel and consulting expenses related to this project will be covered by AA, and must be approved in writing in advance.

5. Termination.

Either party may terminate this Agreement on 30 days written notice On the termination of this Agreement, all obligations of the Parties hereunder shall terminate, except for (i) rights and obligations to payments due with respect to Covered Agreements; and (ii) the provisions that by their terms are applicable after termination, including the confidentiality and non-circumvention provisions set forth herein.

Siége social : 445 Park Avenue, 9iéme Floor, New York, NY 10022, états-Unis

African Agriculture, Inc.

6. Severability and Governing Law.

Should any of the provisions in this Agreement be declared or be determined to be illegal or invalid, all remaining parts, terms or provisions shall be valid, and the illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

This Agreement is made and entered into in the State of New York, USA and shall in all respects be interpreted, enforced and governed under the internal laws of the State of New York, USA.

7. Confidentiality

Each Party recognizes that it will be necessary for the other to receive confidential and/or proprietary information with regard to this Agreement (“Confidential Information”). The Confidential Information is the sole and exclusive property of the disclosing Party, or is required by law or good business practices to be held confidential. Each Party agrees to receive, hold and treat all Confidential Information received from the other as confidential and secret and agrees to use its best efforts to protect the confidentiality and secrecy of such Confidential Information. Each Party agrees to only divulge Confidential Information to its employees who are required to have such knowledge in connection with the performance of their obligations under this Agreement, and neither Party shall disclose, directly or indirectly, any Confidential Information of the other whatsoever, including without limitation, for its own benefit or any third party’s benefit.

8. Anti-money laundering and Bribery

Each party hereby confirms that neither it, nor any person acting on its or their behalf, has committed or is engaged in any Corrupt Practice, Fraudulent Practice, Coercive Practice, Collusive Practice, or Obstructive Practice, where these terms are defined as:

i. “Corrupt Practice” is the offering, giving, receiving or soliciting, directly or indirectly, of anything of value to influence improperly the actions of another party;

ii. “Fraudulent Practice” is any action or omission, including a misrepresentation, that knowingly or recklessly misleads, or attempts to mislead, a party to obtain a financial or other benefit or to avoid an obligation;

iii, “Coercive Practice” is impairing or harming, or threatening to impair or harm, directly or indirectly, any party or the property of the party to influence improperly the actions of a party;

iv. “Collusive Practice” is an arrangement between two or more parties designed to achieve an improper purpose, including to influence improperly the actions of another party; and

v. “Obstructive Practice” is deliberately destroying, falsifying, altering or concealing of evidence material to the investigation or making of false statements to investigators, in order to materially impede a investigation into allegations of a corrupt, fraudulent, coercive or collusive practice, and/or threatening, harassing or intimidating any party to prevent it from disclosing its knowledge of matters relevant to the investigation or from pursuing the investigation.) Each party hereby confirms that neither it, nor any person acting on its or their behalf, has been subject to any criminal, administrative or civil sanctions in any jurisdiction with respect to legislation concerning money laundering, anti-corruption, bribery or the financing of terrorism, and none of the Parties has, and, to the knowledge of each Party after due enquiry, no person whose acts could incur each party’s vicarious liability has, carried out any actions or made any omissions which could result in that Party incurring such sanctions.

Siége social : 445 Park Avenue, 9iéme Floor, New York, NY 10022, états-Unis

African Agriculture, Inc.

AA has a zero-tolerance approach to bribery and corruption. By agreeing to AA’s terms of business, Dr. Putnam is agreeing to abide by AA’s zero tolerance approach to bribery and corruption and to report any such activity which comes to the Company’s attention during the course of its instructing AA.

It may be necessary for AA or Dr. Putnam to report any knowledge or suspicion of bribery or corruption which comes to its attention to relevant authorities. AA may also need to report such knowledge or suspicion to its regulator.

IN WITNESS WHEREOF, the parties hereto have hereby executed this Agreement as of the day and year first written above.

By:	AA, Inc.	By:	Dr. Putnam
Signature:		Signature:
CHAIRMAN & CEO

****Signed copies of the Agreement may be scanned and transmitted via electronic mail and such signed copies transmitted by electronic mail or through scanner shall be deemed as originals.****

Siége social : 445 Park Avenue, 9iéme Floor, New York, NY 10022, états-Unis

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